UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2010

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)

7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Investment Agreement

On June 7, 2010, Hana Biosciences, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (together, the “Warburg Purchasers”), and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situation Fund, L.P., and Deerfield Special Situations Fund International Limited (collectively, the “Deerfield Purchasers,” and together with the WP Purchasers, the “Purchasers”).  Pursuant to the terms of the Investment Agreement, on June 7, 2010, the Company issued and sold to the Purchasers an aggregate of 400,000 shares of the Company’s newly-designated Series A-1 Convertible Preferred Stock, stated value $100 per share (the “Series A-1 Preferred Stock”), at a per share purchase price of $100 for an aggregate purchase price of $40,000,000.  Collectively, the Warburg Purchasers purchased 360,000 shares of Series A-1 Preferred Stock at an aggregate purchase price of $36,000,000, and the Deerfield Purchasers purchased 40,000 shares at an aggregate purchase price of $4,000,000.  Prior to the entry into the Investment Agreement, the Company had no prior relationship with the Warburg Purchasers.  Prior to the entry into the Investment Agreement, the Company and the Deerfield Purchasers had previously entered into a Facility Agreement dated October 30, 2007 (the “Facility Agreement”) that provided for the Company to borrow from the Deerfield Purchasers up to an aggregate of $30,000,000, of which the principal amount of $27,500,000 is currently outstanding and is secured by a senior security interest in all Company assets.  In addition, prior to June 7, 2010, the Deerfield Purchasers beneficially owned approximately 18.9 million shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), representing approximately 22.4% of the outstanding Common Stock.

The Investment Agreement provides that the Purchasers have the right, but not the obligation, to make additional investments in the Company in the event the Company obtains Stockholder Approval (as defined below) of certain amendments to its certificate of incorporation by December 7, 2010 (the “Stockholder Approval Outside Date”), as follows:

•
At any time prior to the date  the Company receives marketing approval from the U.S. Food and Drug Administration for any of its product candidates (the “Marketing Approval Date”), the Purchasers may purchase up to an additional 200,000 shares of Series A-1 Preferred Stock at a purchase price of $100 per share for an aggregate purchase price of $20,000,000 (the “Additional Series A-1 Investment”), which purchases shall be in tranches of at least 100,000 shares; and

•
At any time beginning 15 days and within 120 days following the date of the Marketing Approval Date, the Purchasers may purchase up to an aggregate of 400,000 shares of the Company’s newly-designated Series A-2 Convertible Preferred Stock, stated value $100 per share (the “Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), at a per share purchase price of $100 and an aggregate purchase price of $40,000,000 (the “Series A-2 Investment”), which purchases shall be in tranches of at least 100,000 shares.

If the Company does not receive Stockholder Approval by the Stockholder Approval Outside Date, then the Investment Agreement provides that the Purchasers have the right, but not the obligation, to purchase  up to an additional 200,000 shares of Series A-1 Preferred Stock at any time prior to Marketing Approval, and up to an additional 400,000 shares of Series A-1 Preferred Stock at any time beginning 15 days and within 120 days following the Marketing Approval Date, in each case at a per share price of $100 (each a “Subsequent Series A-1 Investment”).

Terms of Series A-1 Preferred Stock

The terms, conditions, privileges, rights and preferences of the Series A-1 Preferred Stock are described in a Certificate of Designation filed with the Secretary of State of Delaware on June 7, 2010 (the “Series A-1 Certificate”), a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.  The Series A-1 Preferred Stock will, with respect to both dividend rights and rights upon a liquidation or change of control, rank senior to all junior stock, including the Common Stock, and on parity with all parity stock, including the Series A-2 Preferred Stock.

Until such time as the Company obtains the requisite approval of its stockholders to amend its certificate of incorporation to (i) increase the authorized number of shares of Common Stock, (ii) effect a reverse split of its Common Stock at a ratio to be agreed upon with the Purchasers, and (iii) provide that the number of authorized shares of Common Stock may be increased or decreased by the affirmative vote of the holders of a majority of the issued and outstanding Common Stock and preferred stock, voting together as one class, notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law (the “Stockholder Approval”), the Series A-1 Preferred Stock shall have the terms described in Annex I of the Series A-1 Certificate (the “Series A-1 Initial Terms”), including the 400,000 shares of Series A-1 Preferred Stock sold to the Purchasers on June 7, 2010.  If Stockholder Approval is not obtained by the Stockholder Approval Outside Date, then the Initial Terms shall continue to apply to all outstanding shares of Series A-1 Preferred Stock and any shares of Series A-1 Preferred Stock thereafter issued in connection with any Subsequent Series A-1 Investment.  However, if Stockholder Approval is obtained on or before the Stockholder Approval Outside Date, then any outstanding shares of Series A-1 Preferred Stock shall thereafter be subject to the terms described on Annex II of the Series A-1 Certificate (the “Series A-1 Revised Terms”), and any shares of Series A-1 Preferred Stock issued in connection with an Additional Series A-1 Investment shall be subject to the Revised Terms.

The Revised Series A-1 Terms, which will govern the Series A-1 Preferred Stock from and after the time Stockholder Approval is obtained, provide that the Series A-1 Preferred Stock would be convertible into shares of Common Stock at a conversion price of $0.184 per share (subject to adjustment in certain circumstances) (the “Revised Series A-1 Conversion Price”).  The stated value of each share of Series A-1 Preferred Stock would accrete at a rate of 9% per annum, compounded quarterly, for a five-year term; thereafter cash dividends would become payable at a rate of 9% of the accreted stated value per annum, payable quarterly.  Upon the occurrence and during the continuance of certain material breaches by the Company of its obligations under the Investment Agreement, Series A-1 Certificate and related transaction agreements (referred to in the Series A-1 Certificate as “special triggering events”), the accretion rate and the dividend rate on the Series A-1 Preferred Stock would increase to 12% per annum, compounded quarterly.  Upon any liquidation of the Company, holders of the Series A-1 Preferred Stock would be entitled to receive a liquidation preference per share equal to the greater of (i) 100% of the then-accreted value of the Series A-1 Preferred Stock and (ii) the amount which the holder would have received if the Series A-1 Preferred Stock had been converted into Common Stock at the Revised Series A-1 Conversion Price immediately prior to the liquidation.  Similar rights would apply upon any change of control in the Company (although the liquidation preference would be calculated assuming the liquidation occurred on the fifth anniversary of the date of issuance).  Unlike under the Initial Series A-1 Terms, the Series A-1 Preferred Stock would not be redeemable under the Revised Series A-1 Terms.

Prior to the time Stockholder Approval is obtained, the Series A-1 Preferred Stock (including the initial 400,000 shares sold to the Purchasers on June 7, 2010) will be governed by the Initial Series A-1 Terms. Under the Initial Series A-1 Terms, the Series A-1 Preferred Stock is convertible into shares of Common Stock at a conversion price of $0.1288 per share (subject to adjustment in certain circumstances) (the “Initial Series A-1 Conversion Price”), subject to limitations on the number of shares of Common Stock available for issuance, which shall not be less than 90,000,000 shares.  The stated value of each share of Series A-1 Preferred Stock, which is initially $100 per share, accretes at a rate of 12% per annum (increasing by 0.5% annually) for a seven-year term, compounded quarterly.  Following such seven year term, the holders are thereafter entitled to cash dividends at a rate of 15.5% of the accreted stated value per annum, payable quarterly.  Upon the occurrence and during the continuance of a “special triggering event”, the accretion rate and the dividend rate on the Series A-1 Preferred Stock would increase by 3% per annum, compounded quarterly.  Upon any liquidation of the Company, holders of the Series A-1 Preferred Stock would be entitled to receive a liquidation preference per share equal to the greater of (i) 250% of the then-accreted value of the Series A-1 Preferred Stock and (ii) the amount which the holder would have received if the Series A-1 Preferred Stock had been converted immediately prior to the liquidation (at a conversion price equal to $0.1288, subject to adjustment).  Similar rights would apply upon any “change of control” of the Company (although the liquidation preference would be calculated assuming the liquidation occurred on the seventh anniversary of the date of issuance).  In addition, if Stockholder Approval is not obtained by the Stockholder Approval Outside Date, then the holders of the Series A-1 Preferred Stock would thereafter have the right to require the Company to redeem the Series A-1 Preferred Stock at a redemption price equal to the greater of (i) 250% of the then-accreted value of the Series A-1 Preferred Stock plus any unpaid dividends accrued thereon or (ii) the product obtained by multiplying the then-current market value of the underlying Common Stock by the number of shares of Common Stock then issuable upon conversion of each Series A-1 Preferred Stock.

The terms, conditions, privileges, rights and preferences of the Series A-2 Preferred Stock are described in a Certificate of Designation filed with the Secretary of State of Delaware on June 7, 2010 (the “Series A-2 Certificate”), a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference. The terms of the Series A-2 Preferred Stock, which is only issuable to the extent Stockholder Approval is obtained by the Stockholder Approval Outside Date, are identical to the Revised Series A-1 Terms, except that the Series A-2 Preferred Stock would be convertible into Common Stock at a conversion price equal to $0.276 per share.

The foregoing summary of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the Series A-1 Certificate and the Series A-2 Certificate.

Other Terms of Investment Agreement

The Investment Agreement also provides that the Purchasers will agree, subject to certain exceptions, not to transfer the Series A Preferred Stock and underlying shares of Common Stock for a period of one year from one year from the applicable closing date on which such shares were sold, provided that such restriction will lapse if Stockholder Approval is not obtained by the Stockholder Approval Outside Date.  The Purchasers also agreed not to acquire other securities of the Company (other than pursuant to the Investment Agreement) for a period ending December 7, 2011, provided that such restriction shall terminate on the date the Company materially breaches the Investment Agreement, fails to obtain Stockholder Approval by the Stockholder Approval Outside Date or the Board of Directors (the “Board”) pursues a buyout transaction or a change of control of the Company.  The Purchasers will also have the right to participate in future offerings by the Company for a period of five years.

Pursuant to the Investment Agreement, the Company was also required to increase the size of the Board to nine members and agreed to appoint up to five individuals to designated by the Warburg Purchasers.  As a result, effective upon the June 7, 2010 closing, Michael Weiser and Linda E. Wiesinger resigned from the Board, and the Board appointed Jonathan Leff, Nishan de Silva and Andrew Ferrer, all designated by the Warburg Purchasers, to serve as directors of the Company.  The Warburg Purchasers continue to have the right to designate two additional persons for appointment to the Board.  On June 7, 2010, the Company also entered into an Indemnification Agreement with each of Messrs. Leff, de Silva and Ferrer in the form attached hereto as Exhibit 10.2, pursuant to which the Company agreed to indemnify and hold harmless, to the fullest extent permitted by Delaware law, each of Messrs. Leff, de Silva and Ferrer from damages and expenses incurred from claims or proceedings brought against such persons as a result of their capacities as directors.

The Investment Agreement also provides that the Company will pay all reasonable out-of-pocket expenses incurred by the Warburg Purchasers.

The foregoing summary of the Investment Agreement is qualified in its entirety by reference to the complete agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  On June 7, 2010, the Company issued a press release announcing its entry into the Investment Agreement and the closing of the sale of the first 400,000 shares of Series A-1 Preferred Stock, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement dated June 7, 2010, among the Company and the Purchasers, the Company agreed to file and cause to become and remain effective at all times following the first anniversary of the date of the Investment Agreement a registration statement covering the Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock.  The expenses of the filing of such registration statement (including any expenses of the Purchasers) will be borne by the Company.  The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the complete agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendment to Deerfield Facility Agreement

As described above, and as previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on November 5, 2007, the Company and the Deerfield Purchasers had previously entered into the Facility Agreement on October 30, 2007.  In connection with the entry into the Investment Agreement, on June 7, 2010, the Company and Deerfield entered into that First Amendment to Facility Agreement (the “Facility Amendment”), a copy of which is attached hereto as Exhibit 10.4.  Among other items, pursuant to the Facility Agreement, the maturity date of the outstanding principal outstanding pursuant to the loan under the Facility Agreement was extended from October 30, 2012 to June 30, 2015.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 7, 2010, pursuant to the terms of the Investment Agreement, the Company sold 400,000 shares of Series A-1 Preferred Stock to the Purchasers at a price per share of $100, for aggregate proceeds of $40,000,000. The offer and sale of such shares constituted a private placement under Section 4(2) of the Securities Act of 1933, as amended, in accordance with Regulation D promulgated thereunder.  The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant

The disclosures set forth above under Item 1.01 of this report are incorporated by reference hereto.  As further described in Item 1.01 above, in accordance with the terms of the Investment Agreement, the Warburg Purchasers purchased 360,000 shares of Series A-1 Preferred Stock, each of which is currently convertible into Common Stock at a rate determined by dividing the stated value of $100 by the Initial Series A-1 Conversion Price, subject to limitations on the number of shares of Common Stock available for issuance, which shall not be less than 90,000,000 shares.  As of June 7, 2010, there were 84,844,815 shares of Common Stock outstanding.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth above under Item 1.01 of this report are incorporated by reference hereto.  As described above, on June 7, 2010, Dr. Weiser and Ms. Wiesinger resigned from the Board and Messrs. Leff, de Silva and Ferrer were appointed directors of the Company.  No determinations have been made with respect to the committees of the Board on which any of Messrs. Leff, de Silva and Ferrer will serve.  Each new director will be entitled to the compensation applicable to the Company’s non-employee directors.

Upon the closing of the initial sale of 400,000 shares of Series A-1 Preferred Stock to the Purchasers, the Company granted to each of Steven R. Deitcher, its President & Chief Executive Officer, and Craig W. Carlson, its Chief Financial Officer, 10-year stock options to purchase 350,000 and 250,000 shares of Common Stock at an exercise price of $0.23 per share. The stock options are evidenced by a form of stock option agreement between the Company and each of Dr. Deitcher and Mr. Carlson in the standard form of agreement for use under the Company’s 2010 Stock Incentive Plan, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 22, 2010.

Item 5.03.	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth above under Item 1.01 of this report are incorporated by reference hereto. Effective June 7, 2010, the Board adopted an amendment to the Company’s Amended & Restated Bylaws by deleting the existing Section 3.12 and replacing it with the following provision:

“3.12  Quorum of Directors. The presence in person of a majority of the Directors at any time in office, provided, however, that such number of Directors shall in no event constitute less than one third (1/3) of the number of members of the Entire Board, shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.”

Item 8.01.	Other Information

On June 7, 2010, the Company issued a press release announcing data from its pivotal Phase 2 rALLy trial of Marqibo.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
3.1	Certificate of Designation of Series A-1 Convertible Preferred Stock
3.2	Certificate of Designation of Series A-2 Convertible Preferred Stock
10.1	Investment Agreement dated June 7, 2010 among the Company and the Purchasers named therein.
10.2	Form of Indemnification Agreement dated June 7, 2010 between the Company and each of Jonathan Leff, Nishan de Silva and Andrew Ferrer.
10.3	Registration Rights Agreement dated June 7, 2010 among the Company and the Holders identified therein.
10.4	First Amendment dated June 7, 2010 to Facility Agreement dated October 30, 2007 among the Company and the Lenders identified therein.
99.1	Press release of Hana Biosciences, Inc. dated June 7, 2010 announcing Investment Agreement.
99.2	Press release of Hana Biosciences, Inc. dated June 7, 2010 announcing data from Phase 2 study.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2010	Hana Biosciences, Inc.

	By:	/s/ Craig W. Carlson
Craig W. Carlson
Chief Financial Officer

Index to Exhibits Filed with this Report

Exhibit No.	Description
3.1	Certificate of Designation of Series A-1 Convertible Preferred Stock
3.2	Certificate of Designation of Series A-2 Convertible Preferred Stock
10.1	Investment Agreement dated June 7, 2010 among the Company and the Purchasers named therein.
10.2	Form of Indemnification Agreement dated June 7, 2010 between the Company and each of Jonathan Leff, Nishan de Silva and Andrew Ferrer.
10.3	Registration Rights Agreement dated June 7, 2010 among the Company and the Holders identified therein.
10.4	First Amendment dated June 7, 2010 to Facility Agreement dated October 30, 2007 among the Company and the Lenders identified therein.
99.1	Press release of Hana Biosciences, Inc. dated June 7, 2010 announcing Investment Agreement.
99.2	Press release of Hana Biosciences, Inc. dated June 7, 2010 announcing data from Phase 2 study.